Exhibit 99.1

Focus Universal Inc. Regains Compliance

with Nasdaq Listing Requirement

Ontario, California, February 20, 2025 -- Focus Universal Inc. (NASDAQ: FCUV) (“Focus” or the “Company”), a provider of patented hardware and software design technologies for Internet of Things (IoT), 5G and SEC Financial Reporting AI-Driven Automation Software developer, today announced that it received formal written confirmation from The Nasdaq Stock Market, LLC (“Nasdaq”), confirming that Nasdaq has determined that for the last 13 consecutive business days, from January 31, 2025 to February 19, 2025, the closing bid price of the Company’s shares has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2). The Company has regained compliance with Nasdaq’s minimum bid price requirement, noting that this matter is now closed.

“Regaining compliance with Nasdaq’s minimum bid price is an important requirement for Focus Universal,” said Dr. Desheng Wang, CEO of Focus Universal Inc. ”, and as we reflect on the market and growing business potential, we remain focused on creating long-term shareholder value through our fundamental research and development, which aims to address the core challenges in IoT and labor-intensive data entry. Our universal smart instrumentation platform provides a common hardware foundation that allows IoT engineers to start with 90% of the work completed, rather than from scratch. Our universal smart instrumentation software platform can replace any IoT app globally, eliminating the need for app developers to create individual apps.”

Dr. Desheng Wang continued, “Furthermore, with our AI-driven SEC financial reporting software, with a single click, automatically retrieves financial data from accounting systems and generates consolidated financial statements and SEC reports in WORD, PDF, HTML, and XBRL formats -- all without human involvement and free of errors -- reducing up to 2,000 person-days of work for public companies to 20 minutes. We showcased these technologies at CES 2025 in Las Vegas. We are committed to our shareholders to spin off the subsidiary focused on the SEC financial reporting software and take it public through an IPO.”

About Focus Universal:
Focus Universal Inc. is a provider of patented hardware and software design technologies for Internet of Things (IoT) and 5G. The company has developed five disruptive patented technology platforms with 26 patents and patents pending in various phases and eight trademarks pending in various phases to solve the major problems facing hardware and software design and production within the industry today. These technologies combined to have the potential to reduce costs, product development timelines and energy usage while increasing range, speed, efficiency, and security. Focus currently trades on the Nasdaq Markets.

Forward-Looking Statements:
Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the preliminary prospectus filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof and Focus Universal specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

For company inquiries, please contact:
Investor Relations
626-272-3883
ir@focusuniversal.com